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                                                                Exhibit 10.24

                     EQUIPMENT USE AND SERVICES AGREEMENT

Dated:    August 31, 1995

                            PRELIMINARY  STATEMENT

     By a Sublease (the "Sublease") of even date herewith, IMMUNOGEN, INC. ("Landlord") has sublet unto ASTRA RESEARCH CENTER BOSTON, INC. a Massachusetts corporation ("Tenant"), certain premises, being a portion of the building known as and numbered 128 Sidney Street, Cambridge, Massachusetts (the "Building"), which portion contains approximately 30,778 rentable square feet, more particularly described in the Sublease (such portion of the Building being sometimes hereinafter referred to as the "Premises"). In connection with the Sublease, Tenant has requested that Landlord lease to Tenant certain equipment, improvements and fixtures (individually and collectively, the "Equipment"), more particularly described in this Agreement, currently owned by Landlord and located in the Premises, for use by Tenant in connection with Tenant's use and occupancy of the Premises. Terms not defined in this Agreement shall have the meanings given them in the Sublease.

1.0 PARTIES AND PREMISES. Landlord hereby leases unto Tenant the Equipment, which is more particularly listed and described on Exhibit A hereto.

2.0  TERM; COMMENCEMENT DATE; EXTENSION OPTION.

     2.1  TERM; COMMENCEMENT DATE.  The initial term of this
          Agreement (the "Initial Term") shall commence on September 1, 1995 (the "Commencement Date") and shall expire on the same date as the expiration or earlier termination of the term of the Sublease (as such term may be extended in accordance with the terms and conditions thereof).

3.0  RENT; NET LEASE

     3.1 DEFINITIONS; PAYMENT OF RENT. Tenant shall pay Landlord, without offset or deduction and without previous demand therefor, as items constituting rent (collectively, "Rent"):

          (a) Basic Rent at the following rates:

              (i) $145,809.00 per annum for each Lease Year (as defined in the Sublease) of the Initial Term of the Sublease;

              (ii) for each Lease Year during the First Extended Term of the Sublease, an amount equal to the product of (x) $145,809, multiplied by (y) a fraction, the numerator of which is the point at which the Index stood at the last day of the Initial Term of the Sublease, and the denominator of which is the point at which the Index stood at the date hereof.

              (iii) for each Lease Year during the Second Extended Term of the
                    Sublease, an amount equal to the product of (x) the Rent payable with respect to the First Extended Term, multiplied by (y) a fraction, the numerator of which is the point at which the Index stood at the last day of the First Extended Term, and the denominator of which is the point at which the Index stood at the first day of the First Extended Term.


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          (b) All other costs, charges, or expenses which Tenant in
          this Agreement agrees to pay, or which Landlord pays or incurs as the result of a default by Tenant hereunder, including any penalty or interest which may be added for nonpayment or late payment thereof as provided in this Agreement (collectively, "Additional Rent").

          (c) Rent shall be due and payable in equal monthly installments, in advance, as, when and where Rent is payable under the terms of the Sublease. Rent for the month of September, 1995 shall be paid on execution hereof.

3.4 NET LEASE. It is the intention of the Landlord and the Tenant that this is a "net" lease and that the Rent herein specified shall be paid to the Landlord in each month during the term of the Sublease, and that all costs, expenses, and obligations of every kind relating to the Equipment, whether usual or unusual, ordinary or extraordinary, foreseen or unforeseen, which may arise or become due during the term of the Sublease, shall be paid by Tenant except as otherwise specifically provided herein.

4.0 PERMITTED USE. The Equipment shall be used by Tenant only on the Premises and in connection with Permitted Uses set forth in the Sublease, and shall not be removed from the Premises (other than temporary removal to facilitate maintenance or repair).

     5.0  TAXES.

     5.1 TAXES. Tenant shall pay as Additional Rent all excise or other personal property taxes, special or general assessments, rates and charges and other impositions and charges imposed on Landlord or Overlandlord in respect of the Equipment, as well as any tax based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described) (collectively, "Taxes"). Landlord shall use its best efforts to send copies of all bills for Taxes to Tenant within ten (10) days of Landlord's receipt thereof. Tenant shall pay to Landlord, as Additional Rent all Taxes so assessed, within ten (10) days of Tenant's receipt of such copy of the bill. Provided that Tenant pays such Taxes to Landlord within the time provided in this Section 5.2, Landlord shall pay the Taxes to the taxing authority (or to Overlandlord, if required) in a timely manner. Tenant's obligations under this Section 5 shall be pro-rated for partial tax years at the beginning or end of the term of the Sublease.

6.0  INTENTIONALLY OMITTED.

7.0  INSURANCE

     7.1 PUBLIC LIABILITY INSURANCE. In addition to insurance coverage to be obtained by Tenant pursuant to the Sublease, Tenant shall take out, at its sole cost and expense, and maintain in force throughout the term of the Sublease, property damage insurance (including without limitation so-called "contents and improvements" coverage), covering the Equipment against all risks, and insuring the full replacement value of the Equipment. Landlord shall be named as an additional insured under each such policy, as its interest may appear. Alternatively, Landlord may elect to take out and maintain such insurance in connection with the property damage insurance Landlord is obligated to carry under the Main Lease, in which case Tenant shall reimburse Landlord for all premiums related to such Equipment coverage.


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          All insurance policies maintained pursuant to this Section
          7.2 shall include insurance, if available, against payment of rents in an amount sufficient to pay all Rent which would otherwise be required to be paid under this Agreement during the period of and repair or replacement.

     7.3 CERTIFICATE OF INSURANCE. All insurance required to be maintained by Tenant hereunder: shall be placed with insurers reasonably satisfactory to Landlord and authorized to do business in Massachusetts; shall provide that it may not be canceled without at least thirty (30) days prior written notice to each additional insured or certificate holder named therein; and shall provide that it may not be amended without at least fifteen (15) days prior written notice to each such person. Tenant shall furnish to Landlord certificates of insurance for all insurance required to be maintained by Tenant under this Agreement, together with evidence satisfactory to Landlord of the payment of all premiums for such policies. Tenant, at Landlord's request, shall also deliver such certificates and evidence of payment to the holder of any mortgage affecting the Premises or any portion thereof.

     7.4 WAIVER OF SUBROGATION. To the extent to which a waiver of subrogation clause is available, Landlord and Tenant shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party. If extra cost is chargeable for such provision, then Tenant shall pay such extra charge.

     7.5 WAIVER OF RIGHTS. All claims, causes of action and rights of recovery for any damage to or destruction of persons, property or business which shall occur on or about the Premises which result from any of the perils insured under any and all policies of insurance maintained by Landlord or Tenant, are waived by each party as against the other party, and the officers, directors, employees, contractors, servants and agents thereof, regardless of cause, including the negligence of the other party and its respective officers, directors, employees, contractors, servants and agents, but only to the extent of recovery, if any, under such policy or policies of insurance; provided, however, that this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver.

8.0 ASSIGNMENT AND SUBLETTING. Tenant shall not mortgage, pledge, hypothecate, or assign this Agreement or sublease the Equipment or any portion thereof (which term shall be deemed to include any arrangement pursuant to which a third party is permitted by Tenant to use the Equipment for any purpose).

9.0  INTENTIONALLY OMITTED.

10.0 LATE PAYMENT OF RENT. Tenant agrees that in the event that any payment of Basic Rent or Additional Rent shall remain unpaid at the close of business on (x) with respect to Basic Rent, the seventh (7th) business day after the same is due and payable hereunder, and (y) with respect to Additional Rent, the seventh (7th) business day after receipt of Landlord's invoice therefor, there shall become due to Landlord from Tenant, as Additional Rent and as compensation for Landlord's extra administrative costs in investigating the circumstances of late Rent, a late charge of five percent (5%) of the amount overdue. The assessment or collection of such a


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     charge shall not be deemed to be a waiver by Landlord
     of any default by Tenant arising out of such failure to pay Rent when due.

11.0 TENANT'S COVENANTS. Tenant acknowledges that the Equipment is in good and satisfactory order, repair and condition, and covenants, at its sole cost and expense, during the term of the Sublease and such further time as Tenant uses the Equipment or holds any part of the Premises:

     (a) to pay when due the Basic Rent and all Additional Rent, and all charges for repair, maintenance and replacements of or to the Equipment pursuant to agreements between Tenant and the appropriate provider of such services;

     (b) to keep the Equipment in as good order, repair and condition as the same are in as of the date of this Agreement, excepting only damage by fire or other casualty or taking which Tenant is not otherwise required by the terms of this Agreement to repair or restore, but specifically including wear and tear. The Equipment shall be used, maintained, repaired and replaced in conformance with recommended schedules, guidelines and manufacturers' manuals. In connection therewith and without limitation thereof, with respect to the Equipment described on Exhibit A-1 hereto, Tenant shall maintain in full force and effect throughout the term of the Sublease one or more service and maintenance agreements or contracts with factory-qualified and certified contractors, and shall perform all requirements of any warranties or guaranties, so as to keep the same in effect at all times. Copies of all such agreements and contracts shall be delivered to Landlord from time to time. Landlord hereby assigns to Tenant (and will separately assign, as required) all of Landlord's right to enforce or recover under any such warranties or guaranties, for the term of the Sublease;

     (c) not to injure, overload or deface the Equipment, nor knowingly to suffer or commit any waste thereof, nor to use or operate any of the Equipment except in full compliance with all laws, ordinances, codes, rules and regulations, and the provisions of any license, permit or other governmental consent or approval required for or applicable to the Equipment at any time during the term of the Sublease;

     (d) to obtain and maintain in full force and effect all licenses, permits and governmental consents and approvals required by any Legal Requirement for the operation of the Equipment, and to procure (and maintain in full force and effect) all licenses, permits and other governmental consents and approvals required by any Legal Requirement or by the provisions of any applicable insurance policy because of the use made of the Equipment by Tenant;

     (e) not to make any alterations, renovations, improvements and/or additions to the Equipment (collectively, "Alterations"), without on each occasion obtaining prior written consent of Landlord, which consent may be withheld by Landlord in its reasonable discretion. Prior to commencing any Alterations, Tenant shall comply with all applicable requirements of the Sublease in respect of any Alterations. Tenant shall pay promptly when due the entire cost of such work. Tenant shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Equipment, and shall discharge or bond any such liens which may be filed within ten (10) days after the filing thereof. All such work shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements and the provisions of




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          all applicable insurance policies.  Promptly after the completion of any Alterations, Tenant shall provide an as-built plan (or, where appropriate in light of the nature or scope of the Alterations, an as-built sketch) thereof to Landlord. Tenant shall indemnify and hold Landlord and Overlandlord harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys' fees, arising from injury to any person or damage to any property occasioned by or growing out of such work performed prior to the last day of the term of the Sublease, which indemnity shall survive the expiration or termination of this Agreement;

     (f) to save Landlord and Overlandlord harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorney's fees) arising out of or relating to a claim of injury to any person or damage to any property arising out of the presence, use, maintenance, repair or operation of the Equipment, if not due to the negligence or willful misconduct of Landlord, Overlandlord or their respective officers, agents, employees, servants or contractors, or the breach of Landlord's obligations under this Agreement. The provisions of this clause (f) shall survive the expiration or termination of this Agreement with respect to any claim arising prior to the last day of the term of the Sublease;

     (g) to permit Landlord and its agents to examine the Equipment at reasonable times (provided 24 hours notice is given to Tenant, except in case of emergency), and if Landlord shall so elect (without hereby imposing any obligation on Landlord to do so), to permit Landlord to make any repairs, replacements or additions Landlord may deem necessary;

     (h) by 5:00 p.m., local time, on the last day of the term of the Sublease (or the effective date of any earlier termination of this Agreement as herein provided), to peaceably to yield up the Equipment clean and in good order, repair and condition (excepting only damage by fire or other casualty or taking which Tenant is not otherwise required by the terms of this Agreement to repair or restore); and to deliver the same to Landlord. Tenant hereby acknowledges that any failure or delay on Tenant's part in surrendering the Equipment as above provided may subject Landlord to liability to Overlandlord;
     (i) to pay Landlord's reasonable expenses (including without limitation any costs or expenses that Landlord may have to pay to Overlandlord), including reasonable attorneys' fees, incurred in enforcing any obligations of Tenant under this Agreement;

     (j) not knowingly to permit any officer, agent, employee, servant, contractor or visitor of Tenant to violate any covenant or obligation of Tenant hereunder.

12.0 INTENTIONALLY OMITTED.

13.0 EMINENT DOMAIN AND CASUALTY. In the event that the Sublease shall be terminated as a result of any taking, fire or other casualty or event described therein, this Agreement shall similarly terminate immediately prior to the termination of the Sublease, and Landlord shall have no liability or obligation to Tenant as a result of such termination.

     13.1 SUBSTANTIAL TAKING. In the event that any of the Equipment is taken due to any exercise of the right of eminent domain or other


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          lawful power in pursuance of any public or other authority during the term of the Sublease, then this Agreement shall terminate as to the Equipment so taken immediately prior to the possession thereof by the taking authority.

     13.2 PARTIAL TAKING. In the event that a taking of some or all of the Equipment occurs, and in Tenant's reasonable opinion, such taking will render it impracticable for Tenant to continue Permitted Uses in the Premises, and if Landlord is unable to replace the Equipment so taken within a reasonable period of time, then either Landlord or Tenant shall have the right to terminate this Agreement by giving the other party notice of its desire to do so, within 30 days after notice of such taking, such termination to be effective on the day preceding the date possession is taken by the taking authority.

     13.3 AWARDS. Landlord reserves and excepts all rights to damage to the Equipment and the leasehold hereby created, now accrued or hereafter accruing by reason of any exercise of eminent domain, or by reason of anything done in pursuance of any public or other authority, and by way of confirmation, Tenant grants to Landlord any and all of Tenant's rights to such damages and covenants to execute and deliver such further instruments of assignment thereof as Landlord may from time to time request. To the extent that a taking of Equipment occurs and Tenant elects not to terminate this Agreement, and replaces or repairs such Equipment, then Landlord shall turn over to Tenant such portion of the proceeds actually received by Landlord as are required therefor.

     13.4 SUBSTANTIAL CASUALTY. If the Equipment is damaged by fire or other casualty, Tenant shall promptly notify Landlord thereof. If the Sublease is terminated due to any fire or casualty, then this Agreement shall terminate immediately prior to the termination of the Sublease. In the event that this Agreement is terminated pursuant to this Section 13.4: (i) Rent shall be abated from and after the date of such damage to the date of such termination of this Agreement, and no further Rent shall accrue or be payable after the date of such termination; and (ii) Tenant shall turn over and assign to Landlord all insurance proceeds (and rights to receive the same) relating to the Equipment.

     13.5 REPAIR AND RESTORATION. In the event of a taking which does not result in the termination of this Agreement pursuant to Section
          13.1 above, or a casualty which does not result in the termination of this Agreement pursuant to Section 13.4 above, the Equipment shall be repaired, replaced and restored, as necessary, by Tenant to its prior condition and utility, and Tenant shall have the use of any insurance or condemnation proceeds available therefor. Neither Overlandlord nor Landlord shall be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such taking or damage or the repair thereof.

     13.6 CASUALTY DURING LAST 6 MONTHS. Notwithstanding anything to the contrary contained in this Agreement, in the event that a material portion of the Equipment is damaged by a fire or other casualty occurring during the last six (6) months of the term of the Sublease, either party may terminate this Agreement by giving written notice to the other within twenty (20) days of the occurrence of such damage. If this Agreement is so terminated, or if this Agreement is terminated as a result of any termination of the Sublease pursuant to
          Article 13 thereof, Tenant shall turn over and assign to Landlord all insurance proceeds (and rights to receive the same) relating to the Equipment.



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14.0 DEFAULTS; EVENTS OF DEFAULT; REMEDIES.

     14.1 DEFAULTS; EVENTS OF DEFAULT. The following shall, if any requirement for notice or lapse of time or both has not been met, constitute defaults hereunder, and, if such requirements have been met, constitute "Events of Default" hereunder:

               (a) The failure of Tenant to perform or observe any of Tenant's covenants or agreements hereunder concerning the payment of money for a period of five (5) days after written notice thereof, provided, however, that Tenant shall not be entitled to such notice if Landlord has given notice to Tenant of two or more previous such failures within a twelve-month period, in which event such failure shall constitute an Event of Default hereunder upon the expiration of five (5) days after such payment was due;

               (b) The failure of Tenant to maintain any insurance required hereunder in full force and effect;

               (c) The failure of Tenant to perform or observe any of Tenant's other covenants or agreements hereunder for a period of twenty (20) days after written notice thereof (provided that, in the case of defaults not reasonably curable in twenty (20) days through the exercise of reasonable diligence, such 20-day period shall be extended for so long as Tenant commences cure within such period and thereafter prosecutes such cure to completion continuously and with reasonable diligence);

               (d) The occurrence of any Event of Default on the part of Tenant under the Sublease;

               (e) if the leasehold hereby created shall be taken on execution, or by other process of law, and such taking is not vacated by a final order of a court of competent jurisdiction within sixty (60) days thereafter.

     14.2 TERMINATION; RIGHTS AND REMEDIES. If an Event of Default shall occur, Landlord shall have any or all of the rights and remedies described in the Sublease, and such rights and remedies shall apply equally to the Equipment and the Premises.

15.0 INTENTIONALLY OMITTED.

16.0 NOTICES. Any notices given hereunder shall be given in accordance with the Sublease.

17.0 NO WAIVERS. Failure of either Landlord or Tenant to complain of any act or omission on the part of the other, no matter how long the same may continue, shall not be deemed to be a waiver by such non-complaining party of any of its rights hereunder. No waiver by either Landlord or Tenant at any time, expressed or implied, of any breach of any provision of this Agreement shall be deemed a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account; nor shall any endorsement or statement on any check or any letter accompanying any


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     check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy available to Landlord in this Agreement or at law or in equity.

18.0 LANDLORD'S OBLIGATIONS.

     18.1 GENERALLY.  Landlord shall:

          (a) save Tenant harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorney's fees) arising out of or relating to a claim of injury to any person or damage to any property, to the extent occasioned by any omission, neglect or default of Landlord or any officer, agent, employee, servant, contractor or invitee of Landlord, in respect of the Equipment;

          (b) not knowingly permit any officer, agent, employee, servant, contractor or visitor of Landlord to violate any covenant or obligation of Landlord hereunder; and

          (c) to pay Tenant's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligations of Landlord under this Agreement.

19.0 CONSENTS. Where any such consent is required or requested, Landlord may withhold the same for any reason, unless this Agreement expressly states that such consent shall not be unreasonably withheld. Wherever under this Agreement, Landlord's consent is required or is otherwise requested, and the consent of Overlandlord is also required, Landlord shall under no circumstances have any liability for failure to give such consent unless and until Overlandlord shall have given its consent. Tenant shall reimburse Landlord for any cost or expense incurred by Landlord in evaluating a request for consent or approval, or for preparation and negotiation of any necessary documentation in connection therewith.

20.0 ESTOPPEL CERTIFICATES. From time to time during the term of the Sublease, and without charge, either party shall, within ten (10) business days of request by the other, certify by written instrument duly executed and acknowledged, to the requesting party or to any person reasonably specified by the requesting party, regarding (a) the existence of any amendments or supplements to this Agreement; (b) the validity and force and effect of this Agreement; (c) the existence of any known default or Event of Default; (d) the existence of any offsets, counterclaims or defenses; (e) the amount of Rent due and payable and the date to which Rent has been paid; and (f) any other matter reasonably requested.

21.0 HOLDING OVER. If Tenant retains use of any or all of the Equipment after the day on which the term of the Sublease expires (or the effective date of any earlier termination as herein provided) without having entered into a new lease thereof with Landlord, Tenant shall be a tenant-at-sufferance only, subject to all of the terms and provisions of this Agreement at (x) two (2) times the then-effective Basic Rent stated in Section 3.0 hereof with respect to the Initial Term and the First Extended Term; and (y) three (3) times the then-effective Basic Rent stated in Section 3.0 hereof with respect to the Second Extended Term, provided that, if Tenant shall hold over for more than six (6) months after the expiration of either the Initial Term or the First Extended Term, then Tenant shall thereafter pay Basic Rent at the rate described in clause (y). Such a holding over, even if with the consent of Landlord, shall not constitute an extension or


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     renewal of this Agreement. For purposes of this Section, the failure of
     Tenant to complete by the last day of the term of the Sublease or the effective date of any earlier termination as herein provided the "close-out" procedures required by the Nuclear Regulatory Commission or any other federal, state or local governmental agency having jurisdiction over the use of radioactive materials within the Premises shall constitute a holding over and subject Tenant to the provisions of this Section.

22.0 FORCE MAJEURE. Neither Landlord nor Tenant shall be deemed to be in default hereunder (and the time for performance of any of their respective obligations hereunder other than the payment of money shall be postponed) for so long as the performance of such obligation is prevented by strike, lock-out, act of God, absence of materials or any other matter not reasonably within the control of the party which must perform the obligation (collectively, "Force Majeure").

23.0 INTENTIONALLY OMITTED.

24.0 CONDITION. Tenant agrees that it is accepting the Equipment in its current AS IS condition, without further representation by Landlord.

25.0 ENTIRE AGREEMENT. No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

26.0 APPLICABLE LAW, SEVERABILITY AND CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of Massachusetts and, if any provisions of this Agreement shall to any extent be invalid, the remainder of this Agreement, and the application of such provisions in other circumstances, shall not be affected thereby. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Agreement. Whenever the singular is used and when required by the context it shall include the plural, and the neuter gender shall include the masculine and feminine. The Exhibits attached to this Agreement are incorporated into this Agreement by reference. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term "Landlord" whenever used herein, shall mean only the owner at the time of sublessor's interest herein, and no covenant or agreement of Landlord, express or implied, shall be binding upon any person except for defaults occurring during such person's period of ownership nor binding individually upon any officer, director, employee, fiduciary, shareholder or any beneficiary under any trust. If Tenant is several persons or a partnership, Tenant's obligations are joint or partnership and also several. Unless repugnant to the context, "Landlord" and "Tenant" mean the person or persons, natural or corporate, named above as Landlord and as Tenant respectively, and their respective heirs, executors, administrators, successors and assigns.

27.0 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

28.0 INTENTIONALLY OMITTED.

29.0 AUTHORITY. Contemporaneously with the signing of this Agreement, Tenant shall furnish to Landlord a certified copy of the resolution of the Board of Directors of Tenant authorizing Tenant to enter into this Agreement.



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     WITNESS the execution hereof in multiple counterparts under seal the day and year first above written.


     Landlord:                     IMMUNOGEN, INC.

                                   By:  /S/FRANK J. POCHER
                                        ------------------
                                   Name:  Frank J. Pocher
                                   Title:  Vice President
                                   Hereunto duly authorized
                                   Date:  August 31, 1995



     Tenant:                       ASTRA RESEARCH CENTER BOSTON, INC.

                                   By:  /S/HANS G. NILSSON
                                        ------------------
                                   Name:  Hans G. Nilsson
                                   Title:  President
                                   Hereunto duly authorized
                                   Date:  August 31, 1995
     EXHIBIT A
     [LIST OF EQUIPMENT]
     EXHIBIT A-1

[LIST OF EQUIPMENT REQUIRING SERVICE CONTRACTS]






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
                                                                Exhibit 10.25

                       CONSENT TO SUBLEASE AND AGREEMENT
                       ---------------------------------

     THIS CONSENT TO SUBLEASE AND AGREEMENT is made this 31st day of August, 1995, by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation with a principal place of business at 238 Main Street, Suite 200, Cambridge, Massachusetts 02142 ("Lessor"), IMMUNOGEN, INC., a Massachusetts corporation with an address of 148 Sidney Street, Cambridge, Massachusetts 02139 ("Sublessor") and ASTRA RESEARCH CENTER BOSTON, INC., a Massachusetts corporation with an address of 128 Sidney Street, Cambridge, Massachusetts 02139 ("Sublessee").

     WHEREAS, Lessor, as lessor, and Sublessor, as lessee, entered into a certain lease dated December 23, 1992 (the "Overlease") for the land and buildings known as and numbered 128 Sidney Street, Cambridge, Middlesex County, Massachusetts (the "Leased Premises"); and

     WHEREAS, Sublessor now desires to sublease a portion of the Leased Premises to Sublessee upon the terms and conditions set forth in a sublease dated August 31, 1995, a copy of which is attached hereto and incorporated herein as Exhibit "A" (the "Sublease"); and

     WHEREAS, Lessor desires to consent to the Sublease solely upon the terms and conditions hereinafter set forth and in consideration of the undertakings of Sublessor and Sublessee as set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

     1. Lessor hereby consents to the Sublease from Sublessor to Sublessee in the form attached hereto and incorporated herein as Exhibit "A", subject to the terms and conditions hereinafter set forth.

     2. Notwithstanding the consent of Lessor to the Sublease, Sublessor shall remain directly and primarily responsible for any and all obligations of Sublessor under the terms and conditions of the Overlease, including, but not limited to any obligation to pay rent or additional rent pursuant to the terms and conditions of said Overlease. Further, Lessor's consent to the Sublease shall in no manner be deemed to release Sublessor from any liability of any nature whatsoever, and said consent shall not serve to release Sublessor, in any manner, from any obligation or responsibility pursuant to the Overlease, whether heretofore or hereafter arising.

     3. Sublessor and Sublessee hereby acknowledge and agree that the Sublease and all of Sublessee's rights pursuant to the Sublease are and shall at all times be subject and subordinate to all of the terms, conditions and limitations set forth in the Overlease, and any and all amendments thereto now existing or hereinafter entered into by Lessor and Sublessor; and, in the event of any conflict or variance between the terms and conditions of the Overlease and this Sublease, on the other, the terms and conditions of the Overlease and this Consent shall be deemed to control in each and every event and circumstance, unchanged and unaltered by the terms and conditions of the Sublease and notwithstanding any term or provision of the Sublease.

     4. Sublessor and Sublessee hereby further covenant and agree that upon the termination of the Overlease, for any reason whatsoever, the Sublease and all rights of Sublease thereunder shall cease





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
and determine, and Sublessee shall surrender each and every portion of the Leased Premises occupied by Sublessee pursuant to the Sublease to Lessor in accordance with the terms and conditions of the Overlease; provided, however, that:

     (a) Provided Sublessee is not then in default under the Sublease beyond all applicable periods of grace and cure thereunder, in the event of a cancellation or surrender or termination of the Overlease prior to the expiration of the term of the Sublease:

          (1) the Sublease shall not be terminated and shall continue in full force and effect and Sublessee's possession of the premises demised thereunder shall not be disturbed by Lessor;

               (2) the Sublease shall continue, in the event of a termination of the Overlease as aforesaid, as a lease between Lessor, as landlord, and Sublessee, as tenant, with the same force and effect as if Lessor and Sublessee had entered into the Sublease as of the date of the termination of the Overlease on the same terms, covenants and conditions as those contained in the Sublease, including, without limitation, for a term equal to the unexpired term of the Sublease; PROVIDED that Lessor shall in no event be (A) liable or responsible or subject to any offsets or defenses for any act or failure to act by Sublessor or any other prior holder of the landlord's interest under the Sublease; or (B) liable for the return of any security deposit which Sublessee paid to Sublessor or any other prior holder of the landlord's interest under the Sublease; or (C) subject to any offsets or defenses which Sublessee might have against Sublessor or any other prior holder of the landlord's interest under the Sublease; or
     (D) bound by any rent, additional rent or any other payments which Sublessee might have paid for more than the current month to Sublessor or any other prior holder of the landlord's interest under the Sublease; or
     (E) bound by any amendment or modification of the Sublease made without Lessor's prior written consent; or (F) bound by any consent by Sublessor or Sublease to any assignment or sublease of the tenant's interest in the Sublease; or (G) liable for the payment of any sum(s) due from Sublessor or any other prior holder of the landlord's interest under the Sublease to Sublessee. Notwithstanding anything contained herein to the contrary, Lessor shall have absolutely no obligation to perform any construction in the Subleased Premises.

     (b) If Lessor succeeds to the rights of Sublessor under the Sublease, upon cancellation or surrender or termination of the Overlease, Sublessee will attorn to and recognize and be bound to Lessor as landlord under the Sublease, and, provided that Sublessee is not then in default under the Sublease beyond all applicable periods of grace and cure thereunder, Lessor will accept such attornment and recognition, for the unexpired term of the Sublease, subject to all of the terms of the Sublease and of this Consent, and the Sublease shall continue in full force and effect, without the necessity of executing any new document, as a direct lease between Sublessee and Lessor. Nevertheless, Sublessee shall, from time to time, execute and deliver such instruments evidencing such attornment as Lessor may require.

     5. Lessor shall not in any manner be deemed to have assumed or undertaken any obligation or responsibility of any nature to Sublessee, and Sublessee hereby covenants and agrees to look solely to Sublessor for satisfaction of any claim, demand or liability of any nature in any manner arising out of or relating to the Sublease or Sublessee's occupancy of the subleased premises.

     6. Sublessor hereby covenants and agrees to protect, indemnify and save harmless, to the fullest extent permitted by law, Lessor and its officers, trustees, employees, agents, and servants or holders of mortgages on the Leased Premises (hereinafter the "Indemnified Parties") from and against any and all liabilities, costs, expenses, causes of action, injuries, accidents, injunctions, losses, claims,





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

damages, suits, actions, demands, judgments, fines or penalties or any nature whatsoever including reasonable attorney's fees and costs of litigation commenced by or on behalf of any person, party or governmental authority whatsoever (a) in any manner arising out of or relating to the Sublease or Sublessee's occupancy of the subleased premises, (b) arising out of or in any manner relating to any act, fault, omission, negligence or misconduct of Sublessee or any of its representatives, employees, agents, servants or contractors, (c) arising out of or in any manner relating to any breach or default by Sublessee in the performance of any of its obligations under the Sublease and/or this Consent or (d) arising out of or in any manner relating to any injury to or death of any person or damage to or loss of property or any matter or thing occurring in the subleased premises or arising out of any condition in the subleased premises no matter how caused. This indemnity agreement shall include indemnity against all costs, claims, expenses, liabilities, penalties and liens, including without limitation, court costs and reasonable attorney's fees, incurred in connection with any such claim or proceedings brought thereon, and the defense thereof. In case any action or proceeding is brought against any of the Indemnified Parties by reason or any such claim, Sublessor, upon notice from Lessor, and at Lessor's option, shall resist or defend such action or proceeding with counsel approved by Lessor.

     7. Sublessee hereby covenants and agrees to perform and observe the terms and conditions to be performed on the part of Sublessor under the provisions of the Overlease with respect to the subleased premises as provided in the Sublease, and Sublessee shall not do or permit to be done anything whatsoever which violates the terms and conditions of the Overlease.
     8. Notwithstanding anything to the contrary contained herein, neither this Consent nor the Sublease shall in any manner be deemed to amend, modify or alter any of the terms or conditions of the Overlease; and the consent of Lessor to the Sublease, as set forth herein, shall in no manner be deemed to be a waiver of the restrictions of the Overlease as to any future assignment, subletting or permission to use or occupy all or any portion of the Leased Premises on any occasion subsequent hereto. Further, the Sublease shall not be amended or modified in any respect, nor, except as provided in Paragraph 2.2 of the Sublease, may the term thereof be extended, without the prior written consent of Lessor.

     9. Neither this Consent nor any provision hereof may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by the party against which the enforcement of any such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     10. This Consent shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

     11. All covenants, agreements, conditions and undertakings as contained in this Consent shall extend to and be binding upon the legal representatives, successors and permitted assigns of each of the respective parties hereto.

     12. Each party hereby represents and warrants to the others that it has the full right, power and authority to enter into this Consent (and, as to Sublessor and Sublessee, to enter into the Sublease), and to perform all of their respective obligations thereunder, and that the person signing this Consent (and, as to Sublessor and Sublessee, the Sublease) on its behalf has the requisite lawful authority to do so.

     IN WITNESS WHEREOF, the parties have caused this Consent to Sublease and Agreement to be duly executed as of the day and year first above written, intending this document to take effect as a sealed instrument.





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WITNESS:                          LESSOR:

                                  MASSACHUSETTS INSTITUTE OF TECHNOLOGY



 /s/PATRICIA D. MCKENZIE          By:  /s/PHILIIP A. TRUSSELL
------------------------------        ------------------------------------------
                                      Name:  Philip A. Trussell
                                      Title: Director of Real Estate, Associate
                                             Treasurer
                                      Hereunto Duly Authorized



                                  SUBLESSOR:

                                  IMMUNOGEN, INC.



/s/CHERYL D. LINEHAN              By:  /s/FRANK J. POCHER
------------------------------        ------------------------------------------
                                      Name:  Frank J. Pocher
                                      Title: Vice President
                                      Hereunto Duly Authorized


                                  SUBLESSEE:

                                  ASTRA RESEARCH CENTER BOSTON, INC.



/s/REGINA A. LANDERS              By:  /s/HANS G. NILSSON
------------------------------        ------------------------------------------
                                      Name:  Hans G. Nilsson
                                      Title: President
                                      Hereunto Duly Authorize









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